UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2006

CHINA NATURAL GAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31539	98-0231607
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Tang Xing Shu Ma Building, Suite 418
Tang Xing Road
Xian High Tech Area
Xian, Shaanxi Province
China
(Address of principal executive offices) (zip code)

86-29-88323325
(Registrant's telephone number, including area code)
Copies to:
Marc J. Ross, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 20, 2006, Bo Chen tendered his resignation as a member of the Board of Directors of China Natural Gas, Inc. (the “Company”) to focus on his company. Subsequent to the foregoing resignation, at a meeting of the Board of Directors held on September 22, 2006, Zhiqiang Wang was appointed to serve as Vice Chairman of the Board of Directors to replace Mr. Chen as an independent director.

Mr. Wang was former head of energy industry regulations from 1992 to 2002 as well as the Vice Mayor of the city of Xi’An, China’s largest western city with a population of 8 million, in which position he was in charge of regulating and licensing the city’s energy and natural gas businesses. Prior to his retirement in 2004, Mr. Wang was the Chief Executive Officer of Xi’An Municipal Government Construction Company from 2002, where he was in charge of the city’s major construction projects. Since 2004, Mr. Wang has been an independent advisor to the management of the Company. Mr. Wang graduated from the Northwest College of Law in 1962.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: September 26, 2006	By:	/s/ Qinan Ji
Qinan Ji
Chief Executive Officer